                             SUPPLEMENTAL AGREEMENT


     THIS SUPPLEMENTAL AGREEMENT (this "Supplemental Agreement") is made and entered into as of the __th day of December, 1997 by and among each of the limited partnerships listed on Exhibit A hereto (collectively referred to as the "Sellers" and individually as a "Seller"), by Ell-Cap 91 - Greenwood Village, an Oregon limited partnership, Ell-Cap 96 - Southern Palms, an Oregon limited partnership and Ell-Cap 99 - Royal Holiday, an Oregon limited partnership (collectively referred to as "Debt Acquisition Entities") and MHC Operating Partnership, an Illinois limited partnership (the "Purchaser").

                                    RECITALS

     A. The Sellers and the Purchaser made and entered into a Manufactured Home Community Portfolio Purchase Agreement as of the 4th day of September, 1997 (the "Purchase Agreement"). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement;

     B. A clarification has been required by the parties hereto as to whether any of the Sellers, any of the general partners of any of the Sellers, ECC, Gerald D. Ellenburg or any third party is entitled to any disposition fee or real estate brokerage fee in connection with any purchase or debt acquisition made pursuant to the Purchase Agreement. In response to the clarification of the issue regarding the payment of a disposition fee and real estate brokerage fee reached herein, the Sellers have requested that certain amounts of indebtedness and certain purchase prices be increased in accordance with Seller's further analysis of the indebtedness owing on such Properties and the properties which are owned by Debt Acquisition Entities (the "Debt Acquisition Properties"). Seller has also requested that Purchaser (i) after the Closing, forbear in certain circumstances from the enforcement of the Acquired Indebtedness (defined in Paragraph 2 herein), and (ii) waive the 75% Test;

     C. In consideration for the foregoing, the Sellers and Debt Acquisition Entities have agreed to provide to Purchaser a right of first refusal to purchase each of the Properties and each of the Debt Acquisition Properties on the terms and conditions provided herein, and all Sellers of a Property with multiple tenancy in common owners have agreed to execute a Tenancy in Common Agreement (defined in Paragraph 8 herein) in favor of Purchaser as a minority tenant in common;

     D. Arnold Kupetz, Esq. and Don Rothman, Esq. (the "Winding-Up Agents") have been appointed by the Superior Court of the State of California for the County of Los Angeles (the "Court") as the winding-up agents for Ellenburg Capital Corporation ("ECC") and the Court has approved the Purchase Agreement and the sale of the Properties to Purchaser, and the Winding-Up Agents subject to Court approval hereof are authorized in their capacity as winding-up agents for ECC, to execute this Supplemental Agreement on behalf of the Sellers and Debt Acquisition Entities, to make all the representations, warranties and covenants contained herein on behalf of the Sellers and Debt Acquisition Entities, and to agree to all the terms and conditions contained herein



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on behalf of the Sellers and Debt Acquisition Entities.

     NOW, THEREFORE, in consideration of the above Recitals and the terms of this Supplemental Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Sellers, Debt Acquisition Entities and Purchaser agree as follows:

     II. Adjustment of Indebtedness and Related Matters.

         Attached as Schedule 1 to this Supplemental Agreement is a list of the estimated outstanding principal and interest (including potentially disputed amounts as indicated thereon) for each Property and Debt Acquisition Property as of December 31, 1997.

         A. Paragraphs 2A and 2B of the Purchase Agreement are hereby amended as follows: the Purchase Price for each of Em Ja Ha, Mon Dak, Carefree Manor, and Desert Skies, as each shall be specifically set forth on Schedule 1 attached hereto (which Purchase Price shall be the amount of total debt shown thereon for such Property), shall be equal to, subject to the terms of Paragraph 1.E herein, the lawful outstanding indebtedness for such partnership set forth on
Schedule 1. The Purchase Price for each of the foregoing Properties shall not include the Wrap Premium, except as provided in Section 2.F. of the Purchase Agreement. With respect to all unsecured pool debt, syndicated debt and inter-company debt set forth on Schedule 1 affecting Em Ja Ha, Mon Dak,
Carefree Manor or Desert Skies, Purchaser shall make a loan to the Partnership in the manner set forth in Paragraph 3 herein. Concurrently herewith, Seller shall deliver to Purchaser copies of the notes evidencing the indebtedness set forth on Schedule 1, in Seller's possession. With respect to each of the Properties referenced in this Paragraph, on or before the Closing, Purchaser will close said purchase or shall acquire the non-first mortgage indebtedness set forth on Schedule 1 and, subject to the terms of Paragraph 1.E. herein, convert the same into non-recourse debt as to ECC and Gerald Ellenburg; provided, however, Purchaser shall not be obligated to purchase or acquire the indebtedness of Mon Dak if eliminated from the Purchase Agreement by reason of a title defect pursuant to the terms of Paragraph 4C and/or 12A thereof. The permitted title exceptions for Mon Dak are attached hereto as Schedule 2.

         B. Intentionally Deleted

         C. Paragraph 3J of the Purchase Agreement is hereby amended as follows:

     1. the debt of Ell-Cap 91 - Greenwood Village, as shall be specifically set forth on Schedule 1 attached hereto, shall be equal to the sum of, subject to the terms of Paragraph 1.E. herein, the lawful outstanding indebtedness of Ell-Cap 91 - Greenwood Village to C.S. First Boston, to Karno, to the loan pool, and to the syndicated debtors;




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

      2. the debt of Ell-Cap 96 - Southern Palms, as shall be specifically set forth on Schedule 1 attached hereto, shall be equal to the sum of, subject to the terms of Paragraph 1.E.
      herein, the lawful outstanding indebtedness of Ell-Cap 96 -
      Southern Palms to GEM, and to the loan pool; and

      3. the debt of Ell-Cap 99 - Royal Holiday, as shall be specifically set forth on Schedule 1 attached hereto, shall be equal to the sum of, subject to the terms of Paragraph 1.E.
      herein, the lawful outstanding indebtedness of Ell-Cap 99 - Royal Holiday to Allegheny and to Karno.

With respect to all unsecured pool debt, syndicated debt and inter-company debt set forth on Schedule 1, Purchaser shall make a loan to the Partnership in the manner set forth in Paragraph 3 herein. Concurrently herewith, Seller shall deliver to Purchaser copies of the notes evidencing the total indebtedness in Seller's possession. With respect to each of the Properties referenced in this Paragraph, on or before Closing, Purchaser will acquire the indebtedness set forth on Schedule 1, and convert the same, subject to the terms of Paragraph 1.E. herein, into non-recourse debt as to ECC and Gerald Ellenburg.

         D. With respect to each of Fairview Manor, Windsong, Laguna Lakes, Gulf Coast, Meadowbrook, Boulder Cascade, Rancho Mesa, Holiday Ranch, Holiday Village, Santiago Estates, Colony Park, Countryside North and Sherwood Forest, if on or before Closing, Purchaser does not purchase such Property pursuant to Paragraphs 2A and 2B of the Purchase Agreement, Purchaser will acquire non-first mortgage debt of each partnership owner of each such non-purchased Property in the amounts set forth on Schedule 1 and, subject to the terms of Paragraph 1.E. herein, convert the same into non-recourse debt as to ECC and Gerald Ellenburg, which debt shall be equal to, subject to the terms of Paragraph 1.E. herein, the sum of the lawful outstanding non-first mortgage indebtedness of such owner partnerships set forth on Schedule 1. With respect to all unsecured pool debt, syndicated debts and inter-company debt, Purchaser shall make a loan to the Partnership in the manner set forth in Paragraph 3 herein. Concurrently herewith, Seller shall deliver to Purchaser copies of the notes evidencing the indebtedness set forth on Schedule 1 in Seller's possession. Notwithstanding the foregoing, Purchaser shall not be obligated to or acquire the indebtedness of any such Property which has been eliminated from the Purchase Agreement by reason of a title defect pursuant to the terms of Paragraph 4C and/or 12A thereof. Permitted title exceptions for such Properties are attached hereto as Schedule 2.

         E. (i) Notwithstanding anything contained herein or in the Purchase Agreement to the contrary, with respect to the indebtedness Purchaser is required to purchase pursuant to the Purchase Agreement or this Supplemental Agreement owed to Norton S. Karno or Norton S. Karno, as trustee of the Norton
S. Karno Amended and Restated Employee's Retirement Plan and Trust set forth on
Schedule 1 attached hereto, Purchaser shall only be required to pay an amount equal to the sum of (a) lawful outstanding principal balance of the indebtedness for such partnership set forth on Schedule 1 and (b) lawful accrued interest thereon; provided, however, that the foregoing sum shall not include default interest, usurious interest,


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

late charges, prepayment charges or any other debt related amounts or charges other than principal and non-default interest on a legal, valid and enforceable loan. Prior to purchasing any Karno Debt, Purchaser shall have the right to have the Court determine whether any portion of the Karno Debt either is not a legal, valid or enforceable debt of the Partnership or is unlawful. Purchaser shall bear its own legal costs incurred in such hearing before the Court. That portion of the Karno Debt that the Court finds is a legal, valid and enforceable debt of the Partnership and determines is lawful shall be referred to as "Lawful Karno Indebtedness." Upon the final determination by the Court of the Lawful Karno Indebtedness, Purchaser shall purchase the Lawful Karno Indebtedness subject to the limitations set forth in the first sentence of this Paragraph 1.E(i) of this Supplemental Agreement; provided, however, if Lawful Karno Indebtedness includes any charges other than outstanding principal and non-default interest, Purchaser shall tender to the holder of the Karno Debt the outstanding principal and interest of such indebtedness and not be obligated to convert the non-Karno debt to a non-recourse obligation of ECC and if Purchaser elects to purchase the debt on such Property or Debt Acquisition Property in the manner set forth in the second grammatical paragraph of Paragraph 3 hereunder, such loan to the Partnership shall be recourse to ECC.

              a. Notwithstanding anything contained herein or in the Purchase Agreement to the contrary, with respect to any Property Purchaser is required to purchase hereunder on which Karno Debt is outstanding, Purchaser may elect not to purchase such Property if the amount of the Karno Debt burdening such Property exceeds an amount equal to the sum of (a) lawful outstanding principal balance of the indebtedness for such partnership set forth on Schedule 2 and
(b) lawful accrued interest thereon; provided, however, that the foregoing sum shall not include default interest, usurious interest, late charges, prepayment charges or any other debt related amounts or charges other than principal and non-default interest on legal, valid and enforceable loans to the Partnership. Prior to purchasing any Property burdened by Karno Debt, Purchaser shall have the right to have the Court or other court of competent jurisdiction determine whether any portion of the Karno Debt either is not a legal, valid and enforceable debt of the Partnership is unlawful. Purchaser shall bear its own legal costs in such hearing before such court. If the Court or other court of competent jurisdiction determines that Lawful Karno Indebtedness includes charges other than outstanding principal and non-default interest, then Purchaser, at Purchaser's option evidenced by notice to the Winding-Up Agents, shall not purchase the Property but, instead, shall (a) tender to the holder of the Karno Debt the outstanding principal and non-default interest of such Lawful Karno Indebtedness burdening such Property and (b) purchase the other indebtedness affecting such Property set forth on Schedule 1 hereto. Furthermore, Purchaser shall not be obligated to convert the non-Karno debt to a non-recourse obligation of ECC and if Purchaser elects to purchase the debt on such Property in the manner set forth in the second grammatical paragraph of Paragraph 3 hereunder, such loan to the Partnership shall be recourse to ECC.

              b. Prior to the purchase of the indebtedness held by Berardi and Wellens by Purchaser, or prior to the payoff of such indebtedness on the purchase of such Properties, Purchaser shall have the right to have the Court or other court of competent jurisdiction determine whether any portion of such contested debt either is not a legal, valid and


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


enforceable debt of the Partnership or unlawful. Purchaser shall bear its own legal costs in such hearing before such court. The purchase price for such contested indebtedness or the payoff amount for such contested indebtedness shall be the amount determined by the such court.

     III. Forbearance on Acquired Indebtedness.

          Unless Purchaser has first made an offer to purchase, which offer shall be for nominal consideration, all of the outstanding limited partnership interests of a Debt Acquisition Entity, subject to the terms of Paragraph 1.E. herein, Purchaser will forbear, for a period of one (1) year from and after the Closing, from any action to foreclose or otherwise enforce any provision of a mortgage securing any indebtedness acquired by Purchaser in connection with the Debt Acquisition Properties, excepting only such action as required to assure that Purchaser collects all available cash flow from operations, financing, refinancing and sale of the respective Debt Acquisition Property encumbered thereby.

     IV.  Mechanics of Purchasing Acquired Indebtedness.

          Notwithstanding anything contained herein to the contrary, Seller agrees and acknowledges that wherever this Supplemental Agreement and the Purchase Agreement obligate Purchaser to acquire indebtedness owned by any of the Sellers, any limited partner in any of the Sellers, ECC, any shareholder of ECC, any affiliate of the foregoing entities, Norton Karno or Gerald Ellenburg (each, an "Insider"), then to the extent that such Insider was not the original payee, the acquisition price for such indebtedness shall not exceed the price paid for such indebtedness by the Insider upon the Insider's purchase, plus the accrued and unpaid interest thereon at the non-default rate set forth in the applicable notes. As a condition precedent to Purchaser's acquisition of any indebtedness from an Insider who was not the original payee, such Insider shall provide to Purchaser evidence satisfactory to Purchaser in Purchaser's sole discretion of the assignment of note(s) to Insider and the purchase price paid by the Insider for such assigned note(s); however, Purchaser shall have a claim for the full face value of all notes acquired from Seller even if such notes are acquired for a discounted value.

          At the option of Purchaser, Purchaser shall lend to any Seller in exchange for an unsecured promissory note from said Seller in form reasonably required by Purchaser, an amount equal to any of the syndicated indebtedness, loan pool indebtedness and inter-company indebtedness of said Seller which Purchaser is to purchase pursuant to the Purchase Agreement or this Supplemental Agreement as set forth in Schedule 1, where such loan will be used to payoff the syndicated indebtedness, loan pool indebtedness and inter-company indebtedness pursuant to a claims procedure established by the Winding-Up-Agents; provided that: (i) the unsecured promissory note shall have a maturity date of five (5) years from the date of delivery, an interest rate equal to the maximum non-usurious rate under California law and contain a prepayment premium providing Seller with yield maintenance protection for the term of the unsecured promissory note using U.S. Treasury Notes selected by Purchaser, (ii) each note shall state that Payee/Purchaser shall have the right to accelerate the note if the underlying Property has not been conveyed to Purchaser within ninety (90) days of the making of the loan for such


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note, and (iii) each note shall contain a covenant by Maker/Seller that
Maker/Seller without the prior written consent of Purchaser shall not (a) sell any assets of the Maker/Seller, including, without limitation, the Property during the term of such loan without the consent of Purchaser, nor (b) undertake any indebtedness additional to the note and such indebtedness as referenced in the note, whether or not such indebtedness is secured by a Property, nor (c) grant any security interest in any assets of Maker/Seller, including, without limitation, the Property. The claims procedure established by the Winding-Up Agents shall require that simultaneously with the payment of any indebtedness, the holder of the indebtedness will relinquish and release its claim for indebtedness against the applicable Partnership. To the extent that the Winding-Up Agents have funds remaining from amounts advanced by Purchaser in accordance with this paragraph after satisfaction of all claims of syndicated note holders, pool debt holders and intercompany debt, the Winding-Up Agents will pay such surplus to: (i) Purchaser with respect to (a) Properties not purchased by Purchaser and (b) Debt Acquisition Entities, and
(ii) on purchased Properties, to (a) the applicable Seller if the amount of the purchase price of the Property set forth in Exhibits B and C of the Purchase Agreement exceeds the amount of the debt set forth on Schedule 1, and (b) Purchaser, if the amount of the purchase price of the Property set forth in Exhibits B and C of the Purchase Agreement is less than the amount of the debt set forth on Schedule 1.

     V.  75% Test.

         Purchaser waives the 75% Test as defined in Paragraph 2E of the Purchase Agreement and agrees that it will not refuse to close the transactions contemplated in the Purchase Agreement and this Supplemental Agreement by virtue of the provisions of said Paragraph 2E.

     VI. Right of First Refusal.

         With respect to any Property or Debt Acquisition Property for which a sale between a Seller or Debt Acquisition Entity (as the case may be) and Purchaser (in accordance with the Purchase Agreement and this Supplemental Agreement), is not consummated, as a result of a failure to obtain the consent of the limited partners of the applicable Seller in accordance with the terms of Section 12.B. of the Purchase Agreement or the failure of any Seller to satisfy any other condition to closing of Sellers under the Purchase Agreement or this Supplemental Agreement, Sellers and Debt Acquisition Entities hereby respectively, grant to Purchaser a Right of First Refusal ("Purchaser's Right of First Refusal") to purchase, lease, finance or otherwise receive an interest in (including, without limitation, a lien or security interest in) each such Property and each such Debt Acquisition Property, at the price and subject to the terms and conditions provided herein. Nothing contained herein shall relieve any of the general partners of the Sellers from their covenant contained in the last sentence of Section 12.B. or to use its best efforts to satisfy all of the conditions to Closing and Purchaser does not in any way relinquish any of its rights under the Purchase Agreement or this Supplemental Agreement, including, without limitation, the right to specifically enforce the Purchase Agreement and this Supplemental Agreement. Purchaser's Right of First Refusal, whether or not exercised by




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

Purchaser, shall not limit Purchaser's right to the Termination Amount for any Property or Debt Acquisition Property.

         A. If any Seller or Debt Acquisition Entity receives any offer to purchase, lease, finance or otherwise convey any interest in its respective Property or Debt Acquisition Property at a price and on terms satisfactory to it ("Third Party Offer"), then such Seller/Debt Acquisition Entity may, subject to Purchaser's rights and Sellers' obligations contained in the Purchase Agreement and this Supplemental Agreement, accept the Third Party Offer, but such acceptance shall expressly provide that all rights of the buyer thereunder (the "Third Party") are subject to Purchaser's Right of First Refusal and that upon Purchaser's exercise of Purchaser's Right of First Refusal, all rights of the Third Party pursuant to Seller's/Debt Acquisition Entities' acceptance of the Third Party Offer shall be null and void, except to recover from escrow any earnest money deposits made by such Third Party in connection therewith.

         B. If the Third Party Offer accepted by Seller/Debt Acquisition Entity contains any contingencies, including, but not limited to Third Party's physical inspections, Third Party's review of books and records, Third Party's review or inspection of hazardous substances or reports relating thereto, Third Party's obtaining of new financing or the consent of any existing lender to Third Party's assumption of existing financing, Third Party's review of title matters and/or approval of the sale by limited partners of Seller/Debt Acquisition Entity, then at such time as all contingencies have been satisfied or waived, or immediately upon its acceptance of the Third Party Offer if the Third Party Offer contains no contingencies, Seller/Debt Acquisition Entity shall furnish to Purchaser a full copy of the Third Party Offer accepted by Seller/Debt Acquisition Entity, together with all related title reports, physical inspection reports, hazardous substance reports, financial statements, reports of approval votes by the limited partners of Seller/Debt Acquisition Entity and copies of all other escrow documents correspondence or materials relevant to the contemplated sale in the possession of Seller/Debt Acquisition Entity which Purchaser requests (collectively, the "Third Party Diligence").
In the event Seller/Debt Acquisition Entity solicits or causes a solicitation of consents from any limited partners in connection with a Third Party offer, such solicitation shall include a solicitation for consent to the same transaction by Purchaser at the Third Party offer terms.

         C. Upon its receipt of the Third Party Offer as accepted by Seller/Debt Acquisition Entity, together with (a) evidence that all contingencies contained in the Third Party Offer have been satisfied, (b) copies of all Third Party Diligence, and (c) a copy of an executed agreement between Seller/Debt Acquisition Entity and Third Party (the "Third Party Contract"), Purchaser shall have thirty (30) days within which to elect to perform the transaction evidenced by the Third Party Offer and Third Party Contract at the price and on the same terms and conditions as contained in the accepted Third Party Offer and Third Party Contract. Purchaser shall make such election by written notice sent to Seller/Debt Acquisition Entity at the address and in the manner described in the Purchase Agreement.


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



         D. If Purchaser elects to exercise Purchaser's Right of First Refusal with respect to Property/Debt Acquisition Property, Purchaser shall have until the later of (i) the date set for closing of the sale in the accepted Third Party Offer or (ii) thirty (30) days following Purchaser's election to exercise Purchaser's Right of First Refusal, within which to complete its purchase thereof.

         E. If the accepted Third Party Offer provides for an exchange for real property or securities rather than a sale, of the Property/Debt Acquisition Property, the Purchaser shall have the right to purchase the Property/Debt Acquisition Property at the fair market value of the consideration to be received by the Seller/Debt Acquisition Entity upon such exchange; provided that if the Purchaser and the Seller/Debt Acquisition Entity cannot agree upon the fair market value of said consideration within fifteen (15) days following receipt by Purchaser of the accepted Third Party Offer, such fair market value shall be determined by binding arbitration pursuant to the rules for commercial arbitration of the American Arbitration Association at Chicago, Illinois. The cost of such arbitration shall be borne equally by Purchaser and Seller/Debt Acquisition Entity. In the event of such arbitration, Purchaser shall have thirty (30) days following the decision in such arbitration within which to elect to purchase the Property/Debt Acquisition Property in lieu of the time provided in Paragraph 5C.

         F. The Purchaser's Right of First Refusal shall terminate as to each respective Property/Debt Acquisition Property on the date which is the seventh anniversary of the date hereof. In the event Purchaser fails to timely exercise Purchaser's Right of First Refusal in accordance with this Paragraph 5, Seller may consummate the transaction set forth in the Third Party Offer and Third Party Contract; provided, however, that Seller may only consummate a Third Party Contract (i) on the closing date set forth in the Third Party Offer and Third Party Contract, and (ii) in strict accordance with all terms and conditions set forth in the Third Party Offer and Third Party Contract. If Purchaser does not elect to exercise Purchaser's Right of First Refusal as to any Property, and the closing for such Property does not occur at the time set forth in and in strict accordance with the terms of the Third Party Offer and Third Party Contract, then the transaction with the Third Party shall be deemed to be void and of no effect, and Purchaser's Right of First Refusal shall not be deemed to have been waived for such transaction. If Purchaser does not elect to exercise Purchaser's Right of First Refusal with respect to the purchase and sale of the Property and Seller does consummate a sale of the Property in strict accordance with every term and provision in the Third Party Offer and Third Party Contract, Purchaser's Right of First Refusal shall terminate as to such Property upon the closing of such transaction. If the transaction set forth in the Third Party Offer and Third Party Contract is other than a purchase and sale of the Property and if Purchaser does not elect to exercise Purchaser's Right of First Refusal and Seller does consummate such a transaction in strict accordance with every term and provision in the Third Party Offer and Third Party Contract, Purchaser's Right of First Refusal shall remain in effect and run with the land, subject to the terms of the first sentence of this Section 5.F.

         G. Purchaser shall have the right to file for record a Memorandum referring to the existence of Purchaser's Right of First Refusal in the County in which the Property/Debt




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


Acquisition Property is located and such Seller/Debt Acquisition Entity agrees to execute and acknowledge a Memorandum, in the form attached as Exhibit C hereto, upon request by Purchaser.

      VII. Termination Amount.

           Paragraph 13B of the Purchase Agreement is hereby amended by deleting the last sentence and substituting therefor the following:

      "Notwithstanding anything contained herein to the contrary, Purchaser shall not be entitled to any Termination Fee with respect to any Property if Purchaser does not acquire title to at least one Property, except that if the failure to acquire title is attributable to Sellers' refusal to proceed to consummate the transactions contemplated hereby, Purchaser shall be entitled to any Termination Fees to which it would otherwise be entitled hereunder notwithstanding Seller's actions."

      VIII. Credit Against Purchase Price for Remaining Balance.

            Paragraph 2D(iv) is hereby amended by deleting the second sentence thereof and substituting therefor the following: "Each Seller covenants and agrees to pay or distribute, at Closing, the Cash Balance in accordance with the respective ownership interests of the partners in such Seller; provided, however, (i) Purchaser may, with respect to any Property, elect to receive the same amount which would be paid or distributed to Purchaser pursuant to the foregoing sentence as a credit against the Purchase Price for such Property, in substitution for such payment or distribution, and (ii) all distributions due and payable to the holder of any general partner interest in Sellers with respect to its partnership interest in any Seller shall be deposited with the Winding-Up Agents".

            Paragraph 9.1 of the Purchase Agreement is modified to provide that Purchaser shall have the right to make claims from the Escrow Account to the extent accounts payable of a Partnership as of the Closing exceed cash on hand and accounts receivable actually collected within 30 days of the Closing. Sellers are conveying working operating capital (inclusive of cash on hand and receivables) of Sellers to Purchaser subject to Purchaser agreeing to pay only trade payables of Sellers. To the extent that Purchaser purchases a Property in conjunction with Purchaser making a loan to the Partnership pursuant to Paragraph 3 herein, Purchaser shall receive a credit against the purchase price in an amount equal to such loan.

     IX.    Tenancy in Common Agreements.

            Contemporaneously with Purchaser's acquisition of the minority owned interests of each of the Properties, Seller shall execute a Tenancy in Common Agreement for each of the Properties, in the form attached as Exhibit D hereto.




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     X.    Consent Solicitation.  Paragraph 12.C. of the Purchase Agreement is
hereby modified to provide that the Winding-Up Agents shall prepare, mail and tabulate the results of the consent solicitations of the limited partners of the Sellers to the extent such consent of the limited partners remains an outstanding contingency on a Property.

     XI. Disposition and Brokerage Fees. None of Sellers, the general partner of any Seller, ECC, or Gerald D. Ellenburg or any third party shall receive any disposition fee or real estate brokerage fee in connection with any purchase or debt acquisition made pursuant to the Purchase Agreement or this Supplemental Agreement, regardless of whether such fees may be provided for in a partnership agreement of any Seller.

     XII. Closing Documents. Concurrently herewith, Sellers shall deliver to Larry Vaughan of Commonwealth Title Insurance Company executed closing documents (as the following such documents were prepared by Purchaser and previously delivered to Seller: Escrow Agreement, Special Warranty Deed, Special Warranty Bill of Sale, Tenant Notification, Assignment of Leases and Security Deposits, Assignment and Assumption of Service Contracts and Intangible Personal Property, Indemnity and Hold Harmless Agreement, Certification of Nonforeign Status and 1099-5 Filing) for each Property purchased by Purchaser pursuant to the Purchase Agreement and this Supplemental Agreement, together with an executed Escrow Agreement in the form of Exhibit E attached hereto. The aforesaid closing documents shall be executed by either Gerald D. Ellenburg, as general partner of the Sellers and as president of Ell Cap GP, Inc., Mesa GP, Inc., Boulder GP, Inc. and Sherwood Forest GP, Inc. (the aforesaid corporations being referred to as the "ECC Subsidiaries") or by the Winding-Up Agents on behalf of ECC as the general partner of the Sellers and officer of the ECC Subsidiaries. Notwithstanding the terms of Paragraph 3.H. of the Purchase Agreement, the Winding-Up Agents shall perform the duties of the Adjustment Committee.

     XIII. Closing Provisions. Notwithstanding anything contained herein to the contrary, to the extent the Conditions Precedent contained in Section 12 of the Purchase Agreement are satisfied or waived by Purchaser as to an individual Property or any set of Properties, Purchaser shall have the right to have a Closing of any such Property or set of Properties upon the satisfaction or waiver of the Conditions Precedent contained in Section 12 of the Purchase Agreement as to such Property or set of Properties. Furthermore, with respect to such Property or set of Properties for which the Conditions Precedent contained in Section 12 of the Purchase Agreement have been satisfied or waived by Purchaser, Purchaser shall have the right to close the acquisition of such Property or set of Properties prior to having satisfied its obligation to purchase the indebtedness set forth in Section 3.J. of the Purchase Agreement and Paragraphs 1.A., 1.C. and 1.D. of this Supplemental Agreement, but nothing in this sentence shall be deemed to release Purchaser from fulfilling the obligations to purchase such indebtedness at a later date.

     XIV. Winding-Up Agents Exculpation. The Winding-Up Agents signing this Supplemental Agreement on behalf of the Sellers and the Debt Acquisition Entities are fiduciaries appointed by the Court to wind-up the affairs of and dissolve ECC, and have no independent knowledge of the information or belief on the matters set forth in the representations, warranties and indemnities contained herein and the Winding-Up Agents shall have no personal liability arising out of such representations, warranties and indemnities.

     XV. Closing Structure. The closing of the sale of the Purchased Properties will be structured as a contribution of the Properties to Purchaser in exchange for operating partnership units ("OP Units"). The Winding-Up-Agents may put the OP Units received by the applicable Sellers to Purchaser for an equivalent amount of cash as necessary to accomplish the transactions described in the Purchase Agreement.

     XVI. Condition Precedent. The effectiveness of this Supplemental Agreement is conditioned upon its approval by the Court.

     IN WITNESS WHEREOF, the parties have executed this Supplemental Agreement as of the date first written above.



------------------------------------
ARNOLD L. KUPETZ, as one of the
Winding-Up Agents for Ellenburg
Capital Corporation.



------------------------------------
DON ROTHMAN, as one of the Winding-Up
Agents for Ellenburg Capital
Corporation.




MHC OPERATING LIMITED PARTNERSHIP,
an Illinois limited partnership


By:  MANUFACTURED HOME COMMUNITIES,
     INC., a Maryland corporation,
     its general partner


     By:
        ------------------------------
     Name:
          ----------------------------
     Title:
           ---------------------------

                                   SCHEDULE 1
                                   ----------

Property                   Purchase Price               List of Indebtedness
--------                   --------------               --------------------

                                   EXHIBIT A

                                LIST OF SELLERS

1.  ELL-CAP XX - Mon Dak, A California Limited Partnership
2.  ELL-CAP 24, A California Limited Partnership
3.  ELL-CAP 26 - Kon Tiki, A California Limited Partnership
4.  ELL-CAP 32 - Vero Beach, A California Limited Partnership
5.  ELL-CAP 33 - Em Ja Ha, A California Limited Partnership
6.  ELL-CAP 35- Colony Park, A California Limited Partnership
7.  ELL-CAP 36 - Clairmont, A California Limited Partnership
8.  ELL-CAP 38 - Sans Souci, A California Limited Partnership
9.  ELL-CAP 40 - Creekside, A California Limited Partnership
10. ELL-CAP/Diversified 43 - Landings, A California Limited Partnership
11. ELL-CAP 46 - Pickwick, A California Limited Partnership
12. ELL-CAP/Diversified 49 - Bowman Hilton, A California Limited Partnership
13. ELL-CAP/Diversified 54 - Indian Oaks, A California Limited Partnership
14. ELL-CAP/Diversified 58 - Hillcrest, A California Limited Partnership
15. ELL-CAP/Diversified 59 - Holiday Ranch, A California Limited Partnership
16. ELL-CAP 63 - Desert Skies, An Oregon Limited Partnership
17. ELL-CAP 64 - Carefree, An Oregon Limited Partnership
18. ELL-CAP/Diversified 68 - Brook Gardens, An Oregon Limited Partnership
19. ELL-CAP/Diversified 74 - Five Seasons, An Oregon Limited Partnership
20. ELL-CAP/Diversified 75 - Naples Estates, An Oregon Limited Partnership
21. ELL-CAP/Diversified 76 - Carriage Cove, An Oregon Limited Partnership
22. ELL-CAP 76 - Carriage Cove Associates, An Oregon Limited Partnership
23. ELL-CAP/Diversified 80 - Rehoboth Beach, An Oregon Limited Partnership
24. ELL-CAP 80 Associates, An Oregon Limited Partnership
25. ELL-CAP 83 - Windmill, An Oregon Limited Partnership
26. ELL-CAP 84 - Mesa Regal, An Oregon Limited Partnership
27. ELL-CAP 84 Associates, An Oregon Limited Partnership
28. ELL-CAP 89 - Country Meadows, An Oregon Limited Partnership
29. ELL-CAP 89 Associates, An Oregon Limited Partnership
30. Intentionally Deleted
31. ELL-CAP 92 - Fairview Manor, An Oregon Limited Partnership
32. ELL-CAP 95 - Windsong, An Oregon Limited Partnership
33. Intentionally Deleted
34. ELL-CAP 97 - Laguna Lake, An Oregon Limited Partnership
35. ELL-CAP 97 - Laguna Lake Associates, An Oregon Limited Partnership
36. Intentionally Deleted
37. ELL-CAP 100 - Gulf Coast, An Oregon Limited Partnership
38. ELL-CAP 101 - Santiago Estates, an Oregon Limited Partnership
39. ELL-CAP 104 - Meadowbrook, An Oregon Limited Partnership
40. ELL-CAP 106 - Boulder Cascade, An Oregon Limited Partnership
41. ELL-CAP 106 - Western Communities, An Oregon Limited Partnership

42. ELL-CAP 107 - Sherwood Forest, An Oregon Limited Partnership

                                   EXHIBIT B

                             Intentionally Deleted

                                   EXHIBIT C

                  FORM OF MEMORANDUM OF RIGHT OF FIRST REFUSAL

After recording, return to:

David W. Fell, Esq.
Manufactured Home Communities, Inc.
Suite 800
Two North Riverside Plaza
Chicago, Illinois 60606


                      MEMORANDUM OF RIGHT OF FIRST REFUSAL


     1. This Memorandum of Right of First Refusal is made and entered into as of this __ day of ________, 1997 by and between _________________________, and
___________________________ (collectively, "Seller") and MHC OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership (the "Purchaser"). Seller has granted to Purchaser a Right of First Refusal pursuant to that certain Supplemental Agreement to Manufactured Home Community Portfolio Purchase Agreement, by and between several "Sellers" which include among them Seller, and Purchaser, dated as of the ___ day of December, 1997 (the "Supplemental Agreement"), with respect to, among other things, the property legally described on Exhibit A hereto (the "Property"). The Supplemental Agreement amends a certain Manufactured Home Community Portfolio Purchase Agreement dated as of September 4, 1997 (the "Purchase Agreement").

     2. The Right of First Refusal shall expire on the date which is the seventh anniversary of the date of the Supplemental Agreement. In the event Purchaser fails to timely exercise Purchaser's Right of First Refusal in accordance with the Supplemental Agreement, Seller may consummate the transaction set forth in the subject Third Party Offer and Third Party Contract (as such terms are defined in the Supplemental Agreement); provided, however, that Seller may only consummate a Third Party Contract (i) on the closing date set forth in the Third Party Offer and Third Party Contract, and (ii) in strict accordance with all terms and conditions set forth in the Third Party Offer and Third Party Contract. If Purchaser does not elect to exercise Purchaser's Right of First Refusal as to any Property, and the closing for such Property does not occur at the time set forth in and in strict accordance with the terms of the Third Party Offer and Third Party Contract, then Purchaser's Right of First Refusal shall be reinstated for such Property and shall remain in effect and run with the land. If Purchaser does not elect to exercise Purchaser's Right of First Refusal and Seller does consummate a transaction as set forth in the Third Party Offer and Third Party Contract, Purchaser's Right of First Refusal shall remain in effect and run with the land, and the deed conveyed to such Third Party shall contain a statement of Purchaser's continuing Right of First Refusal.

     3. This Memorandum of Right of First Refusal is being executed and recorded in order to given notice of the existence of the Right of First Refusal contained in the Supplemental Agreement.

     4. The Supplemental Agreement and this Memorandum of Right of First Refusal represent the full agreement between the parties as to the Right of First Refusal. In the event any conflict between the provisions of this Memorandum of Right of First Refusal and the provisions of the Supplemental Agreement, the provisions of the Supplemental Agreement shall control, it being the intent of the parties that this Memorandum of Right of First Refusal shall not alter or vary the terms of the agreement between the parties as set forth in the Supplemental Agreement. The Supplemental Agreement constitutes the only full and complete expression of the understanding and the agreement of the parties with respect to the subject matter of the Right of First Refusal.

     5. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of any subsequent owner of an interest in the Property, and the heirs, representations, successors and assigns of the respective parties hereto, and such covenants, terms, provisions and agreements shall run with the land.

     6. This Memorandum of Right of First Refusal may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.


                     [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Seller and Purchaser have executed this Memorandum of Option to Purchase as of the day and year first above written.


                                    ------------------------------------------



                                    ------------------------------------------
                                    ARNOLD L. KUPETZ, as one of the Winding-Up
                                    Agents for Ellenburg Capital Corporation.



                                    ------------------------------------------
                                    DON ROTHMAN, as one of the Winding-Up
                                    Agents for Ellenburg Capital Corporation.


                                    MHC OPERATING LIMITED PARTNERSHIP, an
                                    Illinois limited partnership


                                    By:  MANUFACTURED HOME COMMUNITIES, INC.,
                                         a Maryland corporation, its general
                                         partner


                                         By:
                                            ---------------------------------
                                         Name:
                                              -------------------------------
                                         Title:
                                               ------------------------------

                                   EXHIBIT A
                                   ---------

                               LEGAL DESCRIPTION
                               -----------------


                         [ACKNOWLEDGEMENTS TO BE ADDED]

                                   EXHIBIT D
                                   ---------

                      FORM OF TENANCY IN COMMON AGREEMENT

                AMENDED AND RESTATED TENANCY-IN-COMMON AGREEMENT
                ------------------------------------------------


     THIS TENANCY-IN-COMMON AGREEMENT (the "Agreement") is executed this ____ day of ____________________, 1997, by and between ELL-CAP/___________________, an [Oregon] Limited Partnership ("Ell-Cap Partnership") and MHC Financing Limited Partnership Two, an Illinois limited partnership ("MHC") with reference to the following facts.

     A. Ell-Cap Partnership and MHC are tenants-in-common in the below described real property (Ell-Cap Partnership and MHC are collectively referred to herein as the "Co-Owners"). The Property is a manufactured home community known as __________________________________________, located in ______________
County, ____________, the legal description of which is attached hereto and incorporated herein by reference as Exhibit A (the "Property").

     B. The Co-Owners desire to set forth the terms and provisions which will govern their rights and obligations vis-a-vis each other as tenants-in-common.

     NOW, THEREFORE, in consideration of the premises, agreements and provisions herein contained, the parties hereto hereby agree as follows:

     1. As of the date of this Agreement, Ell-Cap Partnership has a _______ % interest in the Property as a tenant in common, and MHC has a ______ % interest in the Property as a tenant in common, by virtue of having purchased the interest of _______________.

     2. Expenses and Debt-Service.

        2.1 Expenses. All expenses of the operation of the Property, including but not limited to the cost of maintenance, repairs, salaries, property management fees, capital improvements, security service, utilities, insurance premiums, cost of repairs, service contracts, replacement of fixtures, the deductible portion of repairs or restoration of damage where insurance proceeds are available, business license fees and taxes, and general and special real property taxes and assessments, (herein the "Expenses") shall be borne by the Co-Owners in proportion of their undivided interest in the Property. Notwithstanding the foregoing, the Co-Owners acknowledge and agree that payment of the Expenses shall be made by the Property Manager (as defined below) in accordance with the Management Agreement (as defined below).

        2.2 Debt Service. In addition to the foregoing, each of the Co-Owners shall be responsible for its share of the payment of principal and/or interest, and any late charges, impounds, and prepayment penalties due with respect to any indebtedness secured by the Property or any portion thereof (the "Debt Service") evidence of which each of the Co-Owners have executed, in proportion of such Co-Owner's undivided interest in the Property. To the extent a Co-Owner elects to encumber its ownership interest, such Co-Owner shall be solely responsible for paying debt service on such indebtedness out of its share of "Net Receipts" (as defined below) or from other independent sources. Notwithstanding the foregoing, the Co-

Owners acknowledge and agree that payment of the Debt Service shall be made by the Property Manager in accordance with the Management Agreement.

         2.3 Net Receipts and Deficit. The excess, for any period of time, of the Gross Receipts received by the Co-Owners during such period over (1) the Expenses paid or payable with respect to such period plus (ii) the Debt Service on indebtedness the evidence of which all the Co-Owners have executed, for such period is hereinafter referred to as the "Net Receipts" for such period. All Net Receipts for any calendar month or such other interval as the majority-in-interest of the Co-Owners may agree less such reserves for operating contingencies and improvements as the Co-Owners may elect to establish if any, shall be distributed to the Co-Owners in proportion to their ownership interests. Notwithstanding the foregoing, the Co-Owners acknowledge and agree that distribution of the Net Receipts shall be made by the Property Manager in accordance with the Management Agreement.

     3.  Management of the Property.

         3.1 Decisions. Decisions pertaining to the Property, including without limitation: (a) borrowing money for which the Property is security; (b) selling, exchanging, leasing (for any term) or hypothecating any portion of the Property or entering into any contract for any such purpose; (c) selling any interest of Ell-Cap Partnership in the Property (including any limited or general partnership interest of Ell-Cap Partnership), including, but not limited to, refinancing any loan(s) secured by the interest of Ell-Cap Partnership, or (d) increasing rental payable by tenants on the Property; shall be determined solely by the written consent of all of the Co-Owners.

         3.2 Property Manager. Co-Owners acknowledge that MHC Management Limited Partnership, an Illinois limited partnership ("Property Manager"), or any Property Manager affiliate, is the property and leasing manager for the Property pursuant to that certain Property Management and Leasing Agreement dated September 4, 1997 (the "Management Agreement"). Ell-Cap Partnership hereby consents to the terms and conditions of the Management Agreement, and agrees to be bound by the terms and conditions therein as if it were a party thereto.

     4. Banking. Unless the Co-Owners shall unanimously agree otherwise, disbursements from any account established by the Co-Owners shall solely require the signature of the Property Manager. The foregoing notwithstanding, Co-Owners may, by unanimous written agreement, authorize one or more of the Co-Owners to open, keep and close bank accounts, to deposit funds in such accounts and to sign checks and/or make other disbursements from such accounts.

     5. Books, Records and Related Matters. Proper and complete books of account of the transactions and business conducted under this Agreement shall be kept at the principal place of business of the Property Manager or at such other place as the Property Manager may from time to time designate. Such books of account shall be open to inspection by any of the Co-Owners, or their authorized representatives, at any reasonable time during business hours.

     6.  Miscellaneous Provisions.

         6.1 Amendments. This Agreement may be amended at any time and from time to time, but any such amendment must be in writing and signed by each person who is then a Co-Owner.

         6.2 Arbitration. Should any dispute arise out of, in connection with or related to this Agreement, the Property, or any provisions or interpretation of this Agreement, such dispute shall be settled by arbitration held pursuant to the rules then in existence of the American Arbitration Association at Chicago, Illinois, and in accordance with applicable Illinois laws and rules of civil practice. The decision in writing of the arbitrator or arbitrators appointed pursuant to such arbitration shall be final and conclusive as to all parties to such dispute. Should any party fail or refuse to appear or participate in such arbitration proceedings, the arbitrator or arbitrators so appointed may decide the dispute on the evidence presented in such proceedings by the other party or parties to such dispute. The arbitrator or arbitrators shall have power to award to any party of parties to any such dispute such sums for costs, expenses and attorneys' fees as such arbitrator or arbitrators may deem proper.

         6.3 Notices.

         (a) General: Any and all notices or other communications given under this Agreement shall be deemed to have been property given when delivered, if personally delivered, or when received, if sent certified or registered mail, return receipt requested and postage prepaid, and addressed to the parties at the following address:

     a)   If to MHC:       MHC Financing Limited Partnership Two
                           c/o Manufactured Home Communities, Inc.
                           Two North Riverside Plaza
                           Chicago, Illinois  60606
                           Telephone:    (312) 474-1122
                           Facsimile:    (312) 474-0437
                           Attention:    President

          with a copy to:  Manufactured Home Communities, Inc.
                           Suite 800
                           Two North Riverside Plaza
                           Chicago, Illinois  60606
                           Telephone:    (312) 474-1122
                           Facsimile:    (312) 474-0437
                           Attention:  General Counsel

     b)  If to Ell-Cap Partnership: Arnold L. Kupetz, Esq. and Don Rothman, Esq.
                                    300 South Grand Avenue
                                    Los Angeles, California  90071

     Any notice delivered by any party in any manner other than those described above shall be deemed properly given when received. Any party may change its address for the giving of notices under this Agreement by delivering to the other party ten (10) days' written notice of such change of address.

     (b) Emergency Notices. Any party may give notice of emergency situations orally (personally, by telephone or otherwise) or by telecopy, telex, telegram or other method, provided that the party giving any emergency notice as provided above in this Section shall confirm the same by written notice in accordance with subsection 7(a) above.

     6.4 Binding. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of any subsequent owner of an interest in the Property and the heirs, representatives, successors and assigns of the respective parties hereto, and such covenants, terms, provisions and agreements shall run with the land.

     6.5 Other Documents. Each party hereto shall execute such other and further documents and instruments reasonably requested by any other party to more clearly evidence and carry out the provisions of this Agreement.

     6.6 Recordation of Memorandum of Agreement. The parties may, following the execution of this Agreement, cause a memorandum of this Agreement to be recorded in the county where the Property is situated, which memorandum shall describe, among other things, the Property and the names and addresses of the parties hereto.

     6.7 Interpretation. The headings in this Agreement are inserted for convenience and identification only, and are in no way intended to describe, define or limit the scope, intent or interpretation of this Agreement or any provisions hereof. Every provision of this Agreement is intended to be several. If any term or provision hereof is illegal or invalid for any reason whatever, such illegality or invalidity shall not affect the validity of the remainder of the within Agreement. This Agreement and the application or interpretation thereof shall be governed exclusively by its terms and by the law of the State of Illinois. It is agreed that all understandings and agreements heretofore had between the Co-Owners respecting this transaction are merged in this Agreement which, alone, fully and completely expresses their agreement, and that there are no agreements except as herein specifically set forth, or as otherwise in writing. As used in this Agreement, the masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the other whenever the context so indicates.

     6.8 Construction. Nothing herein shall be construed so as to make the parties hereto partners or joint venturers of the other.

     6.9 Waiver. Each party hereto waives any right to seek and obtain a partition of the Property.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first hereinabove written.



-----------------------              ------------------------------------------
Signature of Witness                 ARNOLD L. KUPETZ, as one of the Winding-Up
                                     Agents for Ellenburg Capital Corporation.

-----------------------
Printed Name of Witness


-----------------------              ------------------------------------------
Signature of Witness                 DON ROTHMAN, as one of the Winding-Up
                                     Agents for Ellenburg Capital Corporation.


-----------------------
Printed Name of Witness



-----------------------              ------------------------------------------
Signature of Witness                 MHC OPERATING LIMITED PARTNERSHIP, an
                                     Illinois limited partnership

                                     By:        MANUFACTURED HOME COMMUNITIES,
-----------------------                         INC., a Maryland corporation,
Printed Name of Witness                         its general partner


-----------------------
Signature of Witness                            By:
                                                   --------------------------
                                                Name:
                                                    -------------------------
                                                Title:
                                                      -----------------------

-----------------------
Printed Name of Witness